Exhibit 23.3

                               CONSENT OF ACCOUNTANTS

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 12, 2002, included in Cavalcade of Sports Media, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2001, and to all references to our firm included in this Registration Statement.




/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
January 15, 2003